EXHIBIT 10.1

PURCHASE AGREEMENT

among

M&I NORTHWOODS III LLC

and

JPMORGAN CHASE BANK, N.A.

(as agent on behalf of Preferred Receivables Funding Corporation and Falcon Asset

Securitization Corporation)

as Transferors

and

M&I DEALER AUTO SECURITIZATION, LLC

as Purchaser

Dated as of November 22, 2005

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Schedule of Receivables

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PURCHASE AGREEMENT

This PURCHASE AGREEMENT (as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”) dated as of November 22, 2005 by and among M&I NORTHWOODS III LLC, a Delaware limited liability company (“Northwoods”), JPMORGAN CHASE BANK, N.A., a national banking association (as agent on behalf of Preferred Receivables Funding Corporation (“PREFCO”) and Falcon Asset Securitization Corporation (“Falcon”)) (“JPMorgan” and together with Northwoods, the “Transferors”) and M&I DEALER AUTO SECURITIZATION, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase from the Transferors a portfolio of Motor Vehicle Loans, pursuant to the terms of this Agreement;

WHEREAS, the Transferors are willing to transfer their interests in such Motor Vehicle Loans to the Purchaser on the Closing Date; and

WHEREAS, following the transfer of such Motor Vehicle Loans from the Transferors to the Purchaser, the Purchaser will transfer such Motor Vehicle Loans to M&I Auto Loan Trust 2005-1, a Delaware statutory trust (the “Trust”), pursuant to the Sale and Servicing Agreement dated as of November 22, 2005 (the “Sale and Servicing Agreement”) among M&I Bank, as servicer, the Purchaser, as seller, the Trust and JPMorgan Chase Bank, N.A., as indenture trustee.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. Capitalized terms are used in this Agreement as defined in Appendix X to the Sale and Servicing Agreement.

SECTION 1.2. Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include

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any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

PURCHASE OF RECEIVABLES

SECTION 2.1. Purchase of Receivables.

Effective as of the Closing Date and immediately prior to the transactions pursuant to the Indenture, the Sale and Servicing Agreement and the Trust Agreement, each of the Transferors do hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, subject to the obligations herein (collectively the “Purchased Assets”), all of its right, title and interest in and to:

(a)	the Receivables identified on the Schedule of Receivables delivered on the Closing Date, and all moneys received thereon after the Cutoff Date;

(b)	the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest in the Financed Vehicles and any other property that shall secure the Receivables;

(c)	any proceeds with respect to the Receivables from claims on any Insurance Policies covering Financed Vehicles or the Obligors;

(d)	any rebates of premiums relating to Insurance Policies and any rebates of other items such as extended warranties financed under the Receivables, in each case, to the extent Servicer would, in accordance with its customary practices, apply such amounts to the Principal Balance of the related Receivable;

(e)	any proceeds from (A) any Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement, (B) a default by an Obligor resulting in the repossession of the Financed Vehicle under the applicable Motor Vehicle Loan or (C) any Dealer Recourse or other rights relating to the Receivables under Dealer Agreements;

(f)	the Receivables Files; and

(g)	the proceeds of any and all of the foregoing.

SECTION 2.2. [RESERVED]

SECTION 2.3. Receivables Purchase Price For The Purchased Assets. On the Closing Date in consideration for the Purchased Assets being transferred to the Purchaser on such date the Purchaser shall pay a purchase price equal to the aggregate Principal Balance of the Receivables as of the Cut-Off Date (the “ Purchase Price”) by:

(a)	paying to JPMorgan (for the benefit of PREFCO), $317,411,072.77 in cash; and

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(b)	paying to JPMorgan (for the benefit of Falcon), $332,588.945.05 in cash.

SECTION 2.4. [RESERVED]

SECTION 2.5. Sale of Receivables. It is the express intention of the Transferors and the Purchaser that:

(a) the assignment and transfer herein contemplated constitute a sale of the Receivables and the other Purchased Assets described in Section 2.1 above, conveying good title thereto free and clear of any Liens, encumbrances, security interests or rights of other Persons, from the Transferors to the Purchaser; and

(b) the Receivables and the other Purchased Assets described in Section 2.1 above not be a part of Northwoods’ estate, JPMorgan’s estate, PREFCO’s estate, or Falcon’s estate in the event of a bankruptcy or insolvency of Northwoods, JPMorgan, PREFCO, or Falcon, respectively.

If, notwithstanding the intention of the Transferors and the Purchaser, such conveyance is deemed to be a pledge in connection with a financing or is otherwise deemed not to be a sale: (i) the Transferors hereby grant, and the parties intend that the Transferors shall have granted, to the Purchaser a first priority perfected security interest in all of the Transferors’ right (including the power to convey title thereto), title and interest in the items of the Purchased Assets and all proceeds of the foregoing to secure such pledge and the performance of the obligations of the Transferors hereunder; (ii) this Agreement shall constitute a security agreement under applicable law and the Purchaser shall have all of the rights and remedies of a secured party and creditor under the UCC as in force in the relevant jurisdictions; (iii) the possession by the Purchaser or its agent of the Receivables Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties of Purchaser. The Purchaser hereby makes the following representations and warranties on the Closing Date upon which the Transferors may rely. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser.

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(a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

(b) Power and Authority. The Purchaser has full power, authority and legal right to execute, deliver, and perform this Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement.

(c) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

(d) Binding Obligation. This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting the enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

(e) No Violation. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under, or result in the creation or imposition of any Lien under any of its material properties pursuant to the terms of, (i) the limited liability company agreement of the Purchaser, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties are subject, or (iii) any law, order, rule or regulation applicable to the Purchaser of any federal or state regulatory body or any court, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser.

(f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of the Purchaser, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement or the transactions contemplated herein, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or the transactions contemplated herein, or (iv) that may materially and adversely affect this Agreement or the transactions contemplated hereby.

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SECTION 3.2. [RESERVED]

SECTION 3.3. Representations and Warranties of Northwoods. Northwoods hereby makes the following representations and warranties on the Closing Date upon which the Purchaser and JPMorgan may rely. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of its interest in the Purchased Assets to the Purchaser.

(a) Organization and Good Standing. Northwoods has been duly organized and is validly existing as a limited liability company in good standing under the laws of Delaware, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Purchased Assets pursuant to Article II.

(b) Power and Authority. Northwoods has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms and to sell and assign the Purchased Assets; and the execution, delivery and performance of this Agreement has been duly authorized by Northwoods by all necessary corporate action.

(c) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Northwoods of this Agreement or the consummation of the transactions contemplated hereby, other than the filing of UCC financing statements.

(d) Valid Sale; Binding Obligation. Northwoods intends this Agreement to effect a valid sale, transfer, and assignment of the Receivables and the other properties and rights included in the Purchased Assets conveyed by Northwoods to the Purchaser hereunder, enforceable against creditors of and purchasers from Northwoods; and this Agreement constitutes a legal, valid and binding obligation of Northwoods, enforceable against Northwoods in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

(e) No Violation. The execution, delivery and performance by Northwoods of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of, (i) the certificate of formation or limited liability company agreement of Northwoods, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Northwoods is a party or by which Northwoods is bound, or (iii) any law, order, rule or regulation applicable to Northwoods of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over Northwoods.

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(f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Northwoods, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Northwoods or its properties: (i) asserting the invalidity of this Agreement or the transactions contemplated herein, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Northwoods of its obligations under, or the validity or enforceability of, this Agreement or the transactions contemplated herein, or (iv) that may materially and adversely affect this Agreement or the transactions contemplated hereby.

(g) Chief Executive Office. The chief executive office of Northwoods has not been in any place other than Wisconsin or Delaware at any time during the past five years.

SECTION 3.4. Representations and Warranties of JPMorgan. JPMorgan hereby makes the following representations and warranties on the Closing Date upon which the Purchaser and Northwoods may rely. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of its interest in the Purchased Assets (as agent on behalf of PREFCO and Falcon) to the Purchaser.

(a) Organization and Good Standing. JPMorgan has been duly organized and is validly existing as a national banking association in good standing, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Purchased Assets pursuant to Article II.

(b) Power and Authority. JPMorgan has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms and to sell and assign the Purchased Assets (as agent on behalf of PREFCO and Falcon); and the execution, delivery and performance of this Agreement has been duly authorized by JPMorgan by all necessary corporate action.

(c) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by JPMorgan (as agent on behalf of PREFCO and Falcon) of this Agreement or the consummation of the transactions contemplated hereby, other than the filing of UCC financing statements.

(d) Valid Sale; Binding Obligation. JPMorgan intends this Agreement to effect a valid sale, transfer, and assignment of the Receivables and the other properties and rights included in the Purchased Assets conveyed by JPMorgan to the Purchaser hereunder, enforceable against creditors of and the purchasers from JPMorgan; and this Agreement constitutes a legal, valid and binding obligation of JPMorgan, enforceable against

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JPMorgan in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

(e) No Violation. The execution, delivery and performance by JPMorgan of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of, (i) the certificate of incorporation or bylaws (or other organizational or governing document) of JPMorgan, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which JPMorgan is a party or by which JPMorgan is bound, or (iii) any law, order, rule or regulation applicable to JPMorgan of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over JPMorgan.

ARTICLE IV

COVENANTS OF TRANSFERORS

The Transferors covenant and agree with the Purchaser as follows:

SECTION 4.1. Protection of Title to Purchased Assets.

(a) The Transferors shall not change their name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 10.2(a) of the Sale and Servicing Agreement seriously misleading within the meaning of § 9-507 of the UCC, unless it shall have given the Purchaser, the Trust and Indenture Trustee at least 30 days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(b) The Transferors shall give the Purchaser, the Trust and Indenture Trustee at least 30 days’ prior written notice of any relocation of its principal executive office or any change in its jurisdiction of organization if, as a result of such relocation or reorganization, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement.

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ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1. Obligations of Transferors. The obligations of the Transferors under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

SECTION 5.2. Bankruptcy Petition. Notwithstanding any prior termination of this Indenture, each of the parties hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Obligations of each Bankruptcy Remote Party, it will not institute against, or join any other Person in instituting against, such Bankruptcy Remote Party any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States

SECTION 5.3. Subsequent Transfer to the Trust and Indenture Trustee. The Transferors acknowledge that:

(a) the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trust for the benefit of the Noteholders and the Certificateholder, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under Section 2.1 of this Agreement are intended to benefit the Trust, the Noteholders and the Certificateholder. The Transferors hereby consent to such sale and assignment.

(b) The Trust will, pursuant to the Indenture, pledge the Receivables and its rights under this Agreement to Indenture Trustee for the benefit of the Noteholders, and the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement are intended to benefit the Indenture Trustee and the Noteholders. The Transferors hereby consent to such pledge.

SECTION 5.4. Amendment. (a) This Agreement may be amended by the Transferors and the Purchaser, with the consent of the Trust and Indenture Trustee (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders:

(i) to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided that such action shall not adversely affect in any material respect the interests of any Noteholder or Certificateholder; and

(ii) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Owner Trustee of all or any portion of the Receivables to be recognized as a sale under GAAP by the Purchaser to the Trust, (b) the Trust to avoid becoming a member of the

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Purchaser’s consolidated group under GAAP or (c) the Purchaser, or any of its Affiliates, to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment that the Rating Agency condition shall have been met.

(b) This Agreement may also be amended from time to time by the Transferors and the Purchaser, with the consent of Servicer, Owner Trustee and Indenture Trustee, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Percentage Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholder or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Percentage Interests, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders of all the outstanding Certificate of each class affected thereby.

(c) Prior to the execution of any such amendment or consent, the Purchaser shall furnish written notification of the substance of such amendment or consent to each Rating Agency, Owner Trustee, and Indenture Trustee. Promptly after the execution of any such amendment or consent, the Purchaser shall furnish written notification of the substance of such amendment or consent to each Noteholder, Certificateholder, Owner Trustee and Indenture Trustee.

(d) It shall not be necessary for the consent of the Certificateholder or the Noteholders pursuant to this Section 5.4 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

SECTION 5.5. Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

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SECTION 5.6. Notices. All demands, notices and communications pursuant to this Agreement to either party shall be in writing, personally delivered, or sent by telecopier, overnight mail or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt at the address set forth in Schedule D to the Sale and Servicing Agreement or at such other address as may be designated by it by notice to the other party.

SECTION 5.7. Costs and Expenses. The Purchaser agrees to pay expenses incident to the performance of its obligations under this Agreement.

SECTION 5.8. Representations to Survive. The respective agreements, representations, warranties and other statements by Northwoods, JPMorgan and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing Date and any sale, transfer or assignment of the Receivables by the Purchaser.

SECTION 5.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5.10. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereby have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

M&I NORTHWOODS III LLC, as Transferor on the Closing Date

By:	/s/ Donald H. Wilson
Name:	Donald H. Wilson
Title:	President

JPMORGAN CHASE BANK, N.A.
(as agent on behalf of Preferred Receivables Funding Corporation and Falcon Asset Securitization Corporation), as Transferor on the Closing Date

By:	/s/ George I. Wilkins
Name:	George Wilkins
Title:	Vice President

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M&I DEALER AUTO SECURITIZATION, LLC, as Purchaser

By:	/s/ Donald H. Wilson
Name:	Donald H. Wilson
Title:	President

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SCHEDULE OF RECEIVABLES

On File with the Servicer

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